(j)(2)

Consent of Independent Registered Public Accounting Firm

The Board of Trustees

Voya Variable Insurance Trust

We consent to the use of our report dated February 18, 2014, incorporated herein by reference, for Voya GET U.S. Core Portfolio – Series 14 (formerly, ING GET U.S. Core Portfolio – Series 14), a series of Voya Variable Insurance Trust (formerly, ING Variable Insurance Trust), and to the reference to our firm under the heading “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

Boston, Massachusetts

April 29, 2014